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                                                                   Exhibit 10.12
                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, made as of the 15th day of February, 2000, by and between THE CITY OF ENNIS, TEXAS, a political subdivision of the State of Texas ("Lessor"), whose address is 115 West Brown, Ennis, Texas and PRHC-ENNIS, LP, a Texas limited partnership ("Lessee"), the partners of which are wholly-owned subsidiaries of PROVINCE HEALTHCARE COMPANY, a Delaware corporation ("PHC"), and whose address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

                                   WITNESSETH:

        1. Lease of Premises and Equipment. In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the property commonly known as City of Ennis Hospital (the "Hospital") consisting of: (i) the parcel(s) of land located at 803 W. Lampasas, Ennis, Ellis County, Texas, as described on Schedule A, Part I attached hereto and made a part hereof for all purposes (the "Land"); (ii) all buildings, structures, "Fixtures" (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Improvements");
(iii) all easements, rights and appurtenances relating to the Land and the Improvements (collectively, the "Appurtenant Rights"); (iv) all equipment, machinery, fixtures, and other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, (collectively the "Fixtures"); and (v) all equipment, furnishings, furniture, trade fixtures and other personal property used in connection with medical-surgical hospital, urgent care and medical office building operations and businesses on the Premises (collectively the "Equipment"). The Land, the Improvements, the Appurtenant Rights and the Fixtures are hereinafter referred to collectively as the "Premises."


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        2. Term. The Premises and the Equipment are leased for a primary term
(the "Primary Term") and, at Lessee's option, three (3) additional extended terms (the "Extended Terms"), unless and until the term of this Lease shall be terminated as hereinafter provided. The Primary Term shall be for thirty (30) years commencing on February 15, 2000 (the "Commencement Date") and ending on February 14, 2030. Following the Primary Term, Lessee shall have an option to extend the term of this Lease for three (3) additional terms of ten (10) years each. Such Extended Terms shall be on and subject to all of the same terms, covenants and conditions as herein contained. The option for any Extended Term shall be exercised only by written notice from Lessee to Lessor given no less than six (6) months prior to the expiration of the Primary Term or the then current Extended Term, as the case may be. Unless specifically otherwise provided, the terms and phrases "term," "term hereof" and "term of this Lease" shall include the Primary Term and any Extended Term if exercised and in effect. "Lease Year" shall mean the period beginning on the first day of the Primary Term and ending at 12:00 midnight of the day prior to the first anniversary of the commencement date of the Primary Term and each subsequent twelve (12) month period within the term of this Lease.

        3. Amount and Manner of Payment of Rent. As of the date hereof, Lessee had paid to Lessor in lawful money of the United States, as partial prepayment of rent for the Primary Term, the amount of Two Million Dollars ($2,000,000.00), by wire transfer to an account designated by Lessor. As additional rent for the Primary Term, Lessee shall pay to Lessor (a) the annual amount of Ten Thousand Dollars ($10,000.00) within ten (10) business days after the end of each Lease Year, and (b) a single payment of Seven Hundred Thousand Dollars ($700,000.00) within ten (10) business days after the expiration of the Primary Term; provided, however, such final payment shall be equitably prorated in the event this lease expires prior to February 14, 2030. The rent payable during any Extended Term hereof shall be One Million Dollars ($1,000,000.00) per each such additional term.

        4. Covenants of Lessee and Lessor

           4.1 Payment of Rent. Lessee has paid and Lessor hereby acknowledges receipt of all prepaid rent due hereunder in the manner provided in Section 3.

           4.2 Maintenance and Repair.

                (a) Lessee, at its own expense, will maintain all parts of the Improvements in at least as good condition as they now are, except for ordinary wear, tear, depreciation and obsolescence and damage by fire or other casualty.

                (b) All of the Equipment shall be maintained by Lessee in such repair and condition as similar equipment is maintained in other hospitals similar to and similarly located to the Premises in the State of Texas, but Lessee shall not be required to maintain any of the Equipment in any better


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        condition than it now is. In the event that Lessee decides for any reason that any item or items of Equipment are no longer required for its use, Lessee may dispose of the same in accordance with the provisions of Section 7.2. If Lessee elects to replace any damaged or deteriorated Equipment instead of repairing the same, such replacement items of equipment shall become the property of Lessee, provided that the acquisition of any such replacement items of equipment shall be subject to the provisions of Section 7. Upon the expiration or earlier termination of this Lease, Lessee shall return to Lessor all items of Equipment not previously returned to Lessor in such condition they are required to be maintained hereunder, ordinary wear and tear, damage and deterioration, and any loss or damage ordinarily covered by a policy of fire and extended coverages excepted. As used throughout this Section 4.2(b), "ordinary wear and tear" shall mean the wear, tear, damage and deterioration that would typically and ordinarily occur if used for a period of time equivalent to the term of this Lease in a medical-surgical hospital facility similar to the Premises.

           4.3 Taxes and Utilities. Lessee shall pay, prior to delinquency: all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which during the Primary Term or any Extended Term hereof, (i) are imposed or levied upon or assessed against the Premises and the Equipment, or (ii) arise out of the operation, possession or use of the Premises. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 4.3. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable during the term hereof.

           4.4 Compliance With Laws. Lessee shall cause the Premises to be substantially in conformity with all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated (collectively "Legal Requirements"), applicable to the Premises or the use thereof. In the event that the Premises are not now substantially in conformity with all Legal Requirements, Lessor shall be responsible for promptly causing the Premises to become substantially in conformity with all Legal Requirements, at its sole cost and expense.

           4.5 Insurance.

                (a) At its sole expense, Lessee will maintain insurance on the Premises of the following character:


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                        (i) Insurance against loss by fire, flood, lightning,
                vandalism, malicious mischief and other risks which at the time are included under "extended coverage" endorsements with respect to the Premises, in an amount not less than 100% of the actual replacement value of the Improvements, exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements.

                        (ii) Comprehensive public liability insurance against
                claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amounts of $3,000,000 for bodily injury or death in any one occurrence and $1,000,000 for property damage.

                        (iii) Worker's compensation insurance (including
                employers' liability insurance, if requested by Lessor) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against worker's compensation claims.

                        (iv) Professional liability insurance providing such
                coverage and in such amounts as is regularly obtained for similar hospitals owned or operated by affiliates of Lessee.

Such insurance shall be written by companies legally qualified to issue such insurance, and, with the exception of the insurance described in (iv) above, shall name Lessor and Lessee as insured parties as their interests may appear.

           4.6 Surrender of Premises. Upon the expiration or termination of the Primary Term, or if exercised, the last day of any Extended Term, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were upon the commencement of the Primary Term, except as repaired, rebuilt, restored, altered, added to, as permitted or required hereby; except for ordinary wear and tear, normal deterioration and obsolescence, and damage due to causes reasonably beyond Lessee's control and, if this Lease shall be terminated by Lessee pursuant to Section 11.1, except any damage resulting from any fire or other casualty. Lessee shall use its reasonable best efforts to maintain all licenses, accreditations and Medicare-Medicaid qualifications of the Hospital (as hereinafter defined) until such time as the Premises are surrendered to Lessor.

           4.7 Use of Premises. Lessee shall use and occupy the Premises for operation of a 45-bed acute care, medical-surgical hospital (the "Hospital") and the provision of such ancillary services and related, incidental uses as are appropriate or desirable in conjunction with the operation of such health care facility.

           4.8 Waiver of Subrogation. Lessor and Lessee on behalf of themselves and all others claiming under them, including any insurer, waive all



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claims against each other, including all rights of subrogation, for loss or damage to their respective property (including, but not limited to, the Premises) arising from fire, smoke damage, windstorm, hail, vandalism, theft, malicious mischief and any of the other perils normally insured against in an "all risk" of physical loss policy, regardless of whether insurance against those perils is in effect with respect to such party's property and regardless of the negligence of either party. If either party so requests, the other party shall obtain from its insurer a written waiver of all rights of subrogation that it may have against the other party.

        5. Title and Condition of Premises.

           5.1 Title to Premises. Lessor covenants, represents and warrants that Lessor has full right and lawful authority to enter into this Lease for the term hereof, is lawfully seized of the Premises and has good and marketable title thereto, free and clear of all liens and encumbrances except those listed on Schedule A, Part II (the "Permitted Encumbrances").

           5.2 Condition of the Premises. The Premises and the Equipment are in good operating condition and repair and are structurally sound and, except as set forth in Schedule B, there are no material deferred maintenance items and none of the Equipment nor any of the buildings, structures, fixtures or improvements which are part of the Premises are in need of any maintenance, repair or replacement, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar facilities.

           5.3 Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, Lessee shall peaceably and quietly have, hold, occupy and enjoy the Premises and the Equipment and all the appurtenances thereto, without hindrance or molestation from Lessor or any other persons and other entities whatsoever.

        6. Indemnification. Lessee shall indemnify and hold Lessor harmless against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to any property occurring on or about the Premises or in any manner in conjunction with the use or occupancy of the Premises in whole or in part, unless the death, injury or damage was sustained as a result of any tortious or negligent act of Lessor, or Lessor's agents or employees.

        7. Alterations, Additions and Removal.

           7.1 Alterations, Additions and Removal. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the market value of the Premises shall not be materially lessened thereby; (ii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder; (iii) no material part of the Improvements shall be demolished unless
(A)



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the same are replaced by other improvements which are required by Lessee in connection with its intended use of the Premises, or (B) Lessor's prior written consent shall have been obtained, which consent shall not be unreasonably withheld. All such additions and alterations shall be and remain part of the realty and become the property of Lessor at the expiration or earlier termination of this Lease. Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture and/or other personal property belonging to Lessee or third parties (collectively, "Lessee's Personal Property"), whether or not the same shall be affixed to the Premises, which are used in connection with any of Lessee's business operations on the Premises. Any fixtures, furnishings, machinery or equipment furnished by Lessee to the operations of the Premises during the term hereof, located on the Premises at the conclusion of the term hereof and necessary for the continued operations of the Hospital shall be come a part of the Premises and revert to Lessor at the conclusion of this Lease. Lessee may remove any of Lessee's Personal Property, except such fixtures, furnishings, machinery and equipment, at any time during the Primary Term and any Extended Term. Lessee shall repair any damage to the Premises caused by such removal.

           7.2 Disposal of Equipment. If Lessee shall determine at any time and from time to time that any item or items of Equipment are obsolete or no longer suitable for Lessee's use in connection with Lessee's business or operations at the Premises, Lessee may sell, transfer, exchange, or otherwise dispose of such item(s) in such manner as Lessee may deem appropriate. If requested by Lessee, Lessor shall deliver to Lessee or to Lessee's designee a bill of sale, in form and substance reasonably satisfactory to Lessee, duly executed and acknowledged by Lessor, which shall be sufficient to convey and transfer to Lessee or its designee all of Lessor's right, title and interest in and to the item(s), free and clear of all liens and encumbrances whatsoever. Lessee may retain as its sole and absolute property the proceeds, whether in cash or in exchange property or otherwise, of any sale, transfer, exchange or other disposition of any such items; provided, however, Lessee shall use any proceeds received from any such disposal to acquire replacement equipment or other equipment which shall be located and used at the Hospital.

        8. Lessee's Right to Mortgage Its Leasehold Interest.

           8.1 Lessee's Right to Encumber and Mortgage this Leasehold. At any time during the term of this Lease, Lessee may mortgage, hypothecate or otherwise encumber Lessee's leasehold estate under this Lease in respect to both the Premises and Equipment to secure indebtedness of Lessee under one or more leasehold mortgages and may assign this Lease as security for such mortgage or mortgages.

           8.2 Amendments Required By Leasehold Mortgages. Lessor and Lessee shall cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any leasehold mortgagee for the purpose of allowing such leasehold mortgagee reasonable means to protect or


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preserve its lien upon Lessee's leasehold interest under this Lease on the occurrence of a default under the terms of this Lease. Lessor and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect Sections 2, 3 or
4.7 of this Lease, or without the prior written approval of Lessor, which will not be unreasonably withheld, modify any other provision of this Lease in a manner which materially adversely affects Lessor.

        9. Assignments and Subleases; Merger and Sale of Assets. Lessee and its assigns shall have the right to assign this Lease, in whole or in part, and to sublet the Premises, or any part thereof, from time to time, subject to the prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing no such assignment or subletting shall serve to relieve Lessee of any of its obligations hereunder.

        10. Permitted Contests. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required, nor shall Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent (except additional rent and any other sums due hereunder payable to or for the benefit of Lessor), charge, lien or encumbrance, or to comply substantially with any Legal Requirement applicable to the Premises or the use thereof, as long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises, or to satisfy substantially the same or Legal Requirements, provided that such contest shall not subject Lessor to the risk of any criminal liability or any material civil liability. Lessee shall give such reasonable security as may be demanded by Lessor, or any mortgagee to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, or encumbrance and such compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises, any additional rent or any other sum required to be paid by Lessee hereunder.

        11. Casualty and Condemnation.

            11.1 Casualty.

                (a) Except as hereinafter provided, if any of the Improvements shall be damaged or destroyed by fire or any other casualty covered by a standard policy of fire and extended coverage insurance, as required pursuant to Section 4.5 hereof, Lessee shall thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Improvements or portion thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove, provided that the Improvements upon completion of such repair or rebuilding shall have


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        a value which is not substantially less than the value of the
        Improvements immediately prior to the damage or destruction. All proceeds remaining after payment of the costs of collection and recovery, if any ("Net Proceeds") shall be paid over to Lessee to fund the costs of repair and rebuilding.

                (b) In the event that either (i) the damage or destruction with respect to any building ("Building") which is a part of the Improvements is so extensive that it cannot be rebuilt, restored or repaired as required in Section 11.1(a) within one hundred twenty (120) days after such occurrence, as determined by Lessee in its reasonable judgment or
        (ii) any such damage or destruction occurs during the last two years of the Primary Term, or the last two years of any Extended Term, then Lessee shall have the right to terminate this Lease with respect to the damaged or destroyed Building, but no other part of the Premises, by giving written notice thereof to Lessor within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction; provided that, if the Building which suffered such damage or destruction is the main hospital building located on Tract 1 of the Premises, then Lessee shall have the right to terminate this Lease by giving written notice thereof to Lessor within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction. In addition, if any Building is materially damaged or destroyed by any casualty not covered by the standard policy of fire and extended coverage insurance, then Lessee may terminate this Lease effective as of the date of such damage or destruction by giving the other party written notice thereof within sixty (60) days after the occurrence of such damage or destruction. If Lessee exercises its option to terminate this Lease in part on account of damage or destruction to a Building, the parties shall promptly thereafter execute an amendment to this lease which shall provide that such Building will be excised from the Premises, and that rent payable or paid hereunder will be proportionately and equitably abated or rebated, but only to the extent Lessee has not previously received payments from the Reimbursement Account (as defined in Annex A hereto) in an amount equal to the amount which would otherwise be payable to Lessee pursuant to this provision. In the event of a termination of this Lease, either in whole or in part, pursuant to
        Section 11.1(b), the Net Proceeds of insurance shall be paid over to Lessor, except that Lessee shall be entitled to receive such portion of such proceeds which represents the amount allocable to the value of Lessee's Personal Property.

            11.2 Condemnation.

                (a) If (i) the Premises are taken by an entity with the power of eminent domain ("Condemning Authority") or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises is so taken or conveyed such that any of the Improvements cannot be rebuilt so that upon completion Lessee may again use the Premises without substantial



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        interference, or (ii) due to any such taking or conveyances, access to the Premises or any part thereof by motor vehicles and trucks as operated by Lessee, its contractors, employees, patients and invitees in the course of Lessee's business as theretofore conducted, is substantially impaired or terminated; then in any such event, Lessee may terminate this Lease by giving Lessor written notice any time after the occurrence of any of the foregoing and such termination shall be effective sixty (60) days from the date possession is taken by the Condemning Authority.

                (b) If part of the Premises or any Building or a substantial part thereof is so taken or conveyed without substantially interfering with the use of the Premises as a whole, but only one or more of the Buildings thereon, this Lease shall not terminate, except to the extent hereinafter provided. In such event, however, (i) Lessee shall have the option to terminate this Lease in respect to any Building which is subject to such taking or conveyance by notifying within sixty (60) days after the title is transferred to the Condemning Authority, and Lessor shall be entitled to all awards and payments made or to be made by the Condemning Authority, and (ii) if Lessee exercises such termination option, Lessor shall apply such portions of any award or payment made to Lessor for such taking or conveyance as is necessary to pay the cost of restoring the Building and/or the Premises to a complete architectural unit suitable for Lessee's use and business on the Premises. If Lessee exercises its option to terminate this Lease in part on account of a taking or conveyance of a Building or any substantial part thereof as provided in clause (i) above, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that the Building will be excised from the Premises, and that rent payable or paid hereunder will be proportionately and equitably abated or rebated, but only to the extent Lessee has not previously received payments from the Reimbursement Account in an amount equal to the amount which would otherwise be payable to Lessee pursuant to this provision.

                (c) Except as provided below and in Paragraph (b) of this
        Section 11.2(b), all payments made for any such taking or conveyance shall be the property of Lessor; provided, however, Lessor shall have no interest in any award or payment or any portion of any such award or payment which is attributable to the taking or conveyance of any trade fixtures, equipment and other personal property that have been placed on or within the Premises by Lessee since the Commencement Date or any leasehold improvements made by Lessee since the Commencement Date, all of which shall be paid to Lessee.

                (d) If this Lease is terminated pursuant to this Section 11, Lessor and Lessee shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination.


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        12. Right of Entry.

        Upon not less than forty-eight (48) hours prior written notice to Lessee, Lessor and its agents and designees may enter upon and examine the Premises at reasonable times for the purpose of determining the condition of the Premises, and may show the Premises to prospective purchasers, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee on the Premises.

        13. Default.

            13.1 Default; Notice and Cure; Remedies. In the event Lessee shall default in the payment of any sums payable by Lessee hereunder, and such default shall continue for a period of fifteen (15) days after Lessee receives written notice thereof from Lessor; or, if Lessee shall default in the performance of any other covenants or agreements hereunder and such default shall continue for thirty (30) days after written notice thereof, or, if the default is of such a nature that it could not reasonably be cured within such thirty (30) day period and Lessee does not, within said thirty (30) day period commence to cure it and thereafter proceed, with due diligence, to cure it; or, if Lessee shall fail to cause the Premises to be substantially in conformity with the Legal Requirements and all other contracts, agreements, covenants, conditions and restrictions applicable to the ownership, occupancy or use of the Premises, as set forth in
Section 4.4 hereof, and such failure shall continue for thirty (30) days after written notice thereof, or if the failure is of such a nature that it could not reasonably be cured within such thirty (30) day period and Lessee does not, within such thirty (30) day period commence to cure it and thereafter proceed, with due diligence, to cure it; then, and in addition to any and all other legal remedies and rights, Lessor may perform such covenant or agreement and to the extent sums are expended in connection therewith, and add such sums to the rent payable by Lessee to Lessor or, at the election of Lessor, may terminate this Lease and retake possession of the Premises by eviction, reentry or otherwise. Such re-entry shall not bar the right or recovery of such additional rent or damages for breach of covenants, nor shall the receipt of rent after conditions broken be deemed a waiver of Lessor's remedies.

            13.2 Abandonment of Premises; Liquidated Damages. Notwithstanding any other provision hereof to the contrary, Lessee shall have the right to abandon the Premises and thereby terminate this Lease by giving Lessor one hundred eighty (180) days prior written notice of its intent so to do. In the event, however, Lessee abandons the Premises without having given Lessor such notice, Lessor shall suffer significant damage in an amount which shall be extremely difficult to ascertain. Accordingly, the parties agree that in such event liquidated damages would be an appropriate remedy to be recovered by Lessor from Lessee and that Five Thousand Five Hundred Fifty-five Dollars ($5,555.00) for each day Lessee fails to provide the full one hundred eighty
(180) days' notice of abandonment is the appropriate amount of such liquidated damages. (Hence, for example: in the event Lessee abandoned the Premises having given Lessor only ninety (90) days' notice



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thereof, the amount of liquidated damages provided for hereunder would be Four
Hundred Ninety-nine Thousand Nine Hundred Fifty Dollars ($499,950.00).)

            13.3 Costs and Expenses. If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee, and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Lessor in taking such remedial action.

        14. Environmental Matters.

            14.1 Warranty of Lessor. Except as set forth in Schedule C, Lessor represents and warrants to Lessee that as of the date hereof no "Hazardous Substances" (as hereafter defined) or any other toxic material or medical waste are present on or in the Improvements or Land, except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws; and Lessor shall indemnify Lessee against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty.

            14.2 Covenant of Lessee. Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, medical specialty, and which are used and kept in compliance with applicable public health, safety and environmental laws, Lessee shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the disposal of any Hazardous Substance or other toxic material.

            14.3 Compliance with Laws. Lessee shall at all times and in all respects substantially comply with all federal, state or local laws, ordinances, regulations and orders applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste.

            14.4 Remediation. If Lessee becomes aware of the presence of any Hazardous Substance in or on the Premises (except for those Hazardous



                                     A-I-11

Substances or other toxic material or medical waste brought, kept or used in the Premises by Lessee in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or medical specialty and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee, or the Premises become subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, Lessee shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Lessor pursuant to Section 14.1 and Lessor shall promptly execute and complete any required repair, closure, detoxification, decontamination or other clean-up of the Premises. If either party fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises which it is required to do hereunder, the other party shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses from the other.

            14.5 Definition. "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conversation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

        15. Notices, Demands and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when actually delivered or sent by a courier or express service guaranteeing overnight delivery, (i) if to Lessor, addressed to it at its address set forth above, (ii) if to Lessee, addressed to Lessee at its address set forth above. Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

        16. Separability; Binding Effect. Each provision hereof shall be separate and independent and, the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to



                                     A-I-12
the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. Any such change, modification or discharge made otherwise than as expressly permitted by this paragraph shall be void. This Lease shall be governed by and interpreted in accordance with the laws of the State of Texas.

        17. Headings and Table of Contents. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

        18. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

        19. Memorandum of Lease. Upon request of either party hereto, the parties shall execute and deliver to each other duplicate originals of a Memorandum of this Lease, in recordable form, containing the information required by law for recording the same.

        20. Assignment of Existing Leases. Lessor hereby confirms its assignment to Lessee all of its right, title and interest as lessor under those certain leases affecting the Premises which are existing and in effect as of the date of execution of this Lease listed on Schedule 1.1(b) of Annex A attached hereto and made a part hereof (hereinafter the "Existing Leases"), and Lessee hereby agrees to assume all Lessor's obligations, covenants and agreements as lessor under the Existing Leases. Lessee shall be entitled to collect and receive all such rents and other sums from the lessees under the Existing Leases accruing on and after the Commencement Date, and Lessee and Lessor agree that the Existing Leases shall upon this assignment become subleases subject and subordinate to this Lease. Lessee shall notify each of the lessees under the Existing Leases of this assignment.

        21. No Partnership. The parties hereto intend the relationship created by this Lease to be that of lessor and lessee and do not intend for the arrangement between them to be a partnership.

        22. Purchase of Equipment, Leasehold Improvements and Net Working Capital at End of Term. Upon expiration or earlier termination of this Lease (other than in accordance with Section 23 hereof), and subject to the provisions of Section 7.1 hereof, Lessor, at its option, may purchase: (i) all of Lessee's personal property used in the operations of the Premises; and (ii) the net working capital of Lessee relating to the operation of the Premises as of the last day of the Term. The purchase price paid by Lessor for such personal property and working capital items



                                     A-I-13
shall be the then net book value of such personal property and working capital items at the time of expiration or earlier termination of this Lease, based on Lessee's books and records. Lessee shall transfer and convey the same by bill of sale, free of all liens and Lessor shall pay the purchase price in cash with delivery of the bill of sale.

        23. No Alienation of Premises. During the term hereof, Lessor shall not sell, convey, transfer or otherwise alienate the Premises or any interest therein to any person or entity except Lessee.

        24. Board of Trustees. During the term hereof, the Hospital will have a Board of Trustees comprised of no less than seven (7) members who will be selected by Lessee, provided that such Board shall be comprised in part of no less than two physicians practicing in the community and no less than four members of the community and the chief executive officer of the Hospital. The Board of Trustees will be responsible for reviewing quality and utilization management programs, recommending capital and operating budgets, seeking community input for new services and technology, developing and recommending community health status projects, monitoring JCAHO activities and all the specific aspects of a hospital board's role as defined by the JCAHO.

        25. Department of Health and Human Services Regulation. Until the expiration of four years after the expiration or earlier termination of the Term of this Lease, Lessor will make available to the Secretary, U.S. Department of Health and Human Services, and the U.S. Comptroller General, and their representatives, this Lease and all books, documents, and records necessary to certify the nature and extent of Lessor's costs with respect to this Lease and the Premises. If Lessor carries out any of its duties under this Lease through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records.

        26. Annex and Schedules. Annex A and Schedules A, B, and C, referred to in this Lease are hereby incorporated by reference herein.

                         [SIGNATURES ON FOLLOWING PAGE]








                                     A-I-14

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.

                                         LESSOR:
Attest

                                         THE CITY OF ENNIS, TEXAS
/s/ Renie Mitchell
--------------------------
Secretary                                By: /s/ Steve Howerton
                                             ------------------------------
/s/ Josh Mask                            Name: Steve Howerton
---------------------------                    ----------------------------
Witness                                  Title: City Manager
                                                ---------------------------




STATE OF TEXAS        )
COUNTY OF ELLIS       )

This instrument was acknowledged before me on the 14th day of February, 2000, by Steve Howerton, as City Manager of The City of Ennis, Texas, a political subdivision of the State of Texas, on behalf of said City.

                                         /s/ Sharon D. Thomas
                                         ----------------------------------
                                         Notary Public, State of Texas
                                         Printed Name: Sharon D. Thomas
                                                       --------------------


My Commission Expires: 07-13-2002





                                     A-I-1

                                         LESSEE:

                                         THE CITY OF ENNIS, TEXAS
/s/ Christine Craft
-----------------------------
Witness                                  By:    /s/ James Thomas Anderson
                                                ---------------------------
                                         Name:  James Thomas Anderson
                                                ---------------------------
                                         Title:  Senior Vice President
                                                 --------------------------

/s/ George W. Bishop III
-----------------------------
Witness




STATE OF TEXAS         )
COUNTY OF ELLIS        )

This instrument was acknowledged before me on the 14th day of February, 2000, by James Anderson, as Vice President of PRHC-Ennis GP, Inc., general partner of PRHC-Ennis, LP, on behalf of said limited partnership.

                                         /s/ Sharon D. Thomas
                                         ----------------------------------
                                         Notary Public, State of Texas
                                         Printed Name: Sharon D. Thomas
                                                       --------------------

My Commission Expires 07-13-2002





                                     A-I-2

                                   SCHEDULE A

                                    (PART I)



                                Legal Description











                                     A-I-3

                                   SCHEDULE A

                                    (PART II)



                             Permitted Encumbrances


Those matters shown on Schedule C to that certain Commitment for Title Insurance, dated February 14, 2000, and issued by First American Title Insurance Company of Texas.

                                   SCHEDULE B



                           Deferred Maintenance Items


None.

                                   SCHEDULE C



                              Environmental Matters


Those matters specifically described in that certain Phase I Environmental Site Assessment and Limited Facility Audit prepared for Lessee by Veritech Environmental Services, reflecting the findings of its review of the Hospital on February 3, 2000.

                           ANNEX A TO LEASE AGREEMENT


        THIS ANNEX A TO LEASE AGREEMENT ("Annex A"), dated as of February 14, 2000, between THE CITY OF ENNIS, TEXAS ("Lessor"), a political subdivision of the State of Texas, and PRHC-ENNIS, LP ("Lessee"), a Texas limited partnership, the partners of which are wholly-owned subsidiaries of Province Healthcare Company ("PHC").

                                   WITNESSETH:

        WHEREAS, Lessor is engaged in the provision of health care services in Ennis, Texas, through the lease of City of Ennis Hospital, a 45-bed general acute care hospital (the "Hospital", and the business previously conducted through the Hospital, the "Business"); and

        WHEREAS, the prior conveyance of the Hospital shall terminate on February 15, 2000, and the Hospital has ceased operation; and

        WHEREAS, Lessee is willing to lease from Lessor the real property and improvements comprising the Hospital, reopen the Hospital and thereafter operate the Hospital during the term of the Lease to which this Annex A is attached (the "Lease"); and

        WHEREAS, the parties willingness to enter into the Lease is conditioned upon the representations, warranties and covenants of the parties set forth in this Annex A; and

        WHEREAS, the City Commission of Lessor after due consideration are of the opinion that the lease of the Hospital and the sale of certain of the other assets used in the operation of the Hospital to Lessee is in the community's best interest in light of significant changes in the health care industry; and

        WHEREAS, this Annex A provides for the sale by Lessor of certain of the assets, tangible and intangible, used in the operation of the Business, as scheduled herein.

        NOW, THEREFORE, for and in consideration of the foregoing premises and the agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of all of which are acknowledged and agreed, the parties hereto agree as follows:

        1. Sale of Assets and Certain Related Matters.

           1.1 Sale of Assets. At the Closing (as defined in Section 2.1), Lessor shall sell, transfer, convey, assign and deliver to the Lessee (or its designee), and Lessee shall purchase from Lessor, the following assets:

                (a) all rights, if any, and to the extent assignable or transferable, to all licenses, certificates of need, certificates of exemption, franchises, accreditations and registrations and other licenses or permits issued in connection with the Business (the "Licenses"), including, without limitation, the Licenses described in
        Schedule 1.1(a);

                (b) all of Lessor's interest, if any, and to the extent assignable or transferable by it, in and to those property leases relating to the Business described in Schedule 1.1(b)(i), in respect of capitalized leases and Schedule 1.1(b)(ii), in respect of operating leases (all of such leases being referred to collectively as the "Leases");

                (c) all of Lessor's interest, if any, and to the extent assignable or transferable by it, in and to those contracts and agreements relating to the Business set forth in Schedule 1.1(c) (the "Contracts");

                (d) all documents, records, operating manuals and files, and computer software owned by Lessor or its affiliates, pertaining to or previously used in connection with the Business, including, without limitation, all patient records, medical records, financial records, equipment records, construction plans and specifications, and medical and administrative libraries;

                (e) the right to use, during the term of the Lease, the name "City of Ennis Hospital" and variations thereof; and

                (f) subject to the provisions of Section 11 or the Lease, all insurance proceeds arising in connection with damage to the Premises (as defined in the Lease), the Equipment (as defined in the Lease) or the Assets (as hereinafter defined):

        The foregoing are hereafter referred to, collectively, as the "Assets".

           1.2 Assets Free and Clear; Assignment and Undertaking.

                (a) Notwithstanding any other provision hereof to the contrary, the Assets shall be sold free and clear of all liabilities, liens and encumbrances, except for the liens, liabilities and encumbrances expressly agreed to be assumed by Lessee pursuant to the Assignment and Undertaking Agreement (the "Assignment and Undertaking") in the form attached hereto as Appendix 1.2. Except as provided in the Assignment and Undertaking, Lessee is not assuming and shall not be deemed to have assumed any other liability or obligation of Lessor or any of its affiliates, fixed or contingent, disclosed or undisclosed, or otherwise, including, without limitation, any liability in respect of prior cost reports filed in respect of the Hospital's operations or any other liability relating to reimbursements or payments from third-party payors.

                (b) To effect assumptions and assignments of Contracts and Leases contemplated hereby, Lessee and Lessor shall execute the Assignment and Undertaking. Except for those Contracts and Leases of Lessor expressly assumed by Lessee in the Assignment and Undertaking, Lessee is not undertaking and shall not be deemed to be responsible for any other of Lessor's leases, agreements or contracts or for any indebtedness incurred or arising with respect to any period on or prior to the Closing Date in connection with the Assets or their operation, whether fixed or contingent, disclosed or undisclosed, or otherwise.

                (c) If, in the Assignment and Undertaking, Lessee assumes any liabilities of Lessor and if there are, or are alleged to be, any liabilities of Lessor related to those so assumed by Lessee as of the date immediately preceding the Closing Date in excess of the amount of such liabilities so assumed, Lessee shall not be required hereunder to assume or pay such items, but instead shall promptly deliver such items to Lessor for payment, contest, compromise or settlement as Lessor may determine.

                (d) With respect to any indebtedness secured by a lien on the Assets which is not expressly assumed by Lessee in the Assignment or Undertaking, Lessor shall discharge any such lien prior to or at the Closing.

           1.3 Purchase Price; Value of Certain Assets.

                (a) The purchase price of the Assets (the "Purchase Price") shall be One Dollar ($1.00).

                (b) As of the Closing, Lessee and Lessor shall prorate, if possible, property lease payments, as well as all other income and expenses with respect to the Business which are normally prorated upon the sale of assets of a going concern. Lessor shall, to the extent practicable, order final readings of all power and other utility charges to be made as of the Closing Date and shall pay when due all charges in respect thereof.

        2. Closing.

           2.1 Closing The consummation of the sale and purchase of the Assets (the "Closing") shall take place in Ennis, Texas, at the offices of McCarty, Wilson & Mash, P.C., or other agreed upon location, at 10:00 A.M. local time on

February 15, 2000, unless the parties hereto agree otherwise in writing (the "Closing Date").

           2.2 Action of Lessor at Closing At the Closing, Lessor shall deliver to Lessee the following:

                (i) the Assignment and Undertaking;

                (ii) a general bill of sale and assignment in the form attached hereto as Appendix 2.2(ii) (the "Bill of Sale") conveying and assigning to Lessee all of the Assets;

                (iii) copies of duly certified minutes of actions taken by Lessor authorizing and approving Lessor's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein; and

                (iv) all of Lessor's Contracts, Leases, commitments, books, records and other data relating to the Business.

           2.3 Action of Lessee at Closing At the Closing, Lessee shall deliver to Lessor the following:

                (i) payment of the cash portion of the Purchase Price in cash or immediately available funds;

                (ii) the Assignment and Undertaking;

                (iii) copies of resolutions duly adopted by Lessee authorizing and approving Lessee's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of the general partner of the Lessee;

                (iv) a certificate, dated as of the Closing Date, of an officer of the general partner of the Lessee certifying that, to the best of such officer's knowledge and belief, as of the Closing all of the representations and warranties by or on behalf of Lessee contained in this Annex A are true and correct and the covenants and agreements of Lessee to be performed prior to or as of Closing pursuant to this Annex A have been performed; and

                (v) a certificate of incumbency, dated as of the Closing Date, for the officers of the general partner of the Lessee making certifications for Closing or executing the Assignment and Undertaking or this Annex A.

        3. Representations and Warranties of Lessor.

           As of the date hereof, Lessor represents and warrants to Lessee that:

           3.1 Corporate Capacity Lessor is a validly existing political subdivision of the State of Texas with all requisite power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted.

           3.2 Powers; Absence of Conflicts With Other Agreements, etc

                (a) The execution, delivery and performance by Lessor of the Lease and this Annex A and the other agreements and transactions contemplated hereby:

                        (i) are within the power of Lessor, are not in
                contravention of the terms of the any resolution or act or governing instrument or any amendments thereto of Lessor or of the State of Texas and have been duly authorized by the City Commission of Lessor, as and to the extent required; and

                        (ii) on the Closing Date, (A) will not result in any
                breach of any indenture, agreement, lease or instrument to which Lessor is a party or by which Lessor is bound, (B) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Lessor, (C) will not violate any law, rule or regulation of any governmental authority applicable to Lessor or any of the Assets and (d) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

                (b) As of the Closing, this Annex A and the other agreements and instruments contemplated hereby have been duly and validly executed and delivered by Lessor. This Annex A and the other agreements and instruments contemplated hereby constitute the valid, legal and binding obligations of Lessor enforceable against it in accordance with their.

           3.3 Licenses Lessor has all licenses and permits relating to the ownership of the Assets and operation of the Business as are necessary and required for such ownership and operation. Schedule 3.3 hereto contains a complete description of all material licenses, permits, franchises, certificates of need, certificate of need applications, and PRO memos, if any, and their respective dates of termination or renewal, owned or held by Lessor relating to the ownership, development or operation of the Assets or the Business, together with any formal and specific notices or directives received from the agency responsible for such Schedule 3.3 item, for which noncompliance with such notice or directive would likely cause the revocation, suspension or material diminution in term for such item. All items listed on Schedule 3.3 are, to the best of Lessor's knowledge and belief, in good standing.

           3.4 Certain Contracts Schedule 3.4 lists all contracts to which Lessor is a party involving obligations of Lessor in respect of the Business (the "Scheduled Contracts"). Lessor has delivered to Lessee true and correct copies of all Scheduled Contracts. All of such Contracts which Lessee has agreed to assume pursuant to the Assignment and Undertaking are valid and binding obligations of Lessor, are in full force and effect, and are enforceable against Lessor in accordance with their terms. Except as expressly noted in Schedule 3.4, all Contracts which Lessee has agreed to assume pursuant to the Assignment and Undertaking are terminable at the option of Lessor on no more than 90 days notice without liability to Lessor. Lessor has not received any notice that the other parties to the Contracts which Lessee has agreed to assume pursuant to the Assignment and Undertaking are (i) in default under such Contracts or (ii) consider Lessor to be in default thereunder. Except as expressly noted in
Schedule 3.4, to the best knowledge of Lessor, no party to any of the Contracts which Lessee has agreed to assume pursuant to the Assignment and Undertaking intends to terminate or materially adversely modify its agreement(s) with respect thereto, or materially adversely change the volume of business done thereunder.

           3.5 Certain Leases Schedule 3.5 lists all leases to which Lessor is a party in respect of the Business ("Scheduled Leases"). Lessor has delivered to Lessee true and correct copies of all Scheduled Leases and all related amendments, supplements, modifications and related documents (the "Scheduled Lease Documents"). The Scheduled Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between Lessor and any third parties claiming an interest in Lessor's interest in the Scheduled Leases or otherwise relating to Lessor's use and occupancy of any leased property. All such Leases which Lessee has agreed to assume pursuant to the Assumption Agreements are valid and binding obligations of Lessor, are in full force and effect, and are enforceable against Lessor in accordance with their terms; and no event has occurred including, but not limited to, the execution, delivery and performance of this Annex A and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. Lessor has not received any notice that the other parties to the Leases which Lessee has agreed to assume pursuant to the Assumption Agreements are (i) in default under such Leases or
(ii) consider Lessor to be in default thereunder. No property leased under any Lease which Lessee has agreed to assume pursuant to the Assumption Agreements is subject to any lien, encumbrance, easement, right of way, building or use restriction, exception, variance, reservation or limitation as might in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business.

           3.6 Title to Assets and Related Matters On the Closing Date, Lessor will hold of record good, marketable and insurable title to all of the Assets free and clear of all title defects, liens, pledges, claims, charges, rights of first refusal, security interests or other encumbrances and not subject to any rights of way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, except with respect to all such properties, matters set forth in Schedule 3.6 ("Permitted Encumbrances").

           3.7 Employee Benefit Plans Lessor has no employees who are primarily employed in connection with the Business and, by entering into and performing under the Lease and this Annex A, Lessee will not incur any liability whatsoever to any person who has previously been employed by Lessor or anyone else in connection with the Business.

           3.8 Litigation or Proceedings Schedule 3.8 contains a list of each lawsuit or legal proceeding to which Lessor is a party or which arose out of or in connection with the Business or which has been threatened against Lessor in connection with the Business. Since January 1, 1998, Lessor has not been subject to any formal or informal (of which Lessor has received notice) investigations or proceedings of the Texas Department of Health, the United States General Accounting Office, the Health Care Financing Administration or other similar governmental agencies (except for any investigations being conducted in the ordinary course of business and applicable to all hospitals) with respect to the Hospital. There are no such claims, actions, proceedings or investigations of which Lessor has received notice pending or threatened challenging the validity or propriety of the transactions contemplated by this Annex A. Lessor is not now, and has not been, a party to any injunction, order, or decree restricting the method of the conduct of its business or the marketing of any of its services, nor has any governmental agency investigated or requested (other than on a routine basis) information with respect to such methods of business or marketing of services; Lessor has not received any claim that Lessor currently violates any federal, state, or local law, ordinance, rule or regulation, which could have a material adverse effect on the Business and no such claim is or has been threatened; and there have been no developments materially adverse to Lessor with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature in connection with the Business, including but not limited to those referred to in Schedule 3.8, and including without limitation any such pending or threatened claim, action or proceeding arising from or relating to (i) the assertion by any governmental authority of any retroactive adjustment of the sums which Lessor was entitled to receive pursuant to government or third party reimbursement programs such as (but not limited to) Medicare and Medicaid, or (ii) any allegation by any governmental authority of fraud or abuse in connection with the making of any application for reimbursement pursuant to the government or third party reimbursement programs referred to in the preceding clause (i).

           3.9 Certain Representations With Respect to the Business

                (a) The Hospital is duly accredited as a general hospital by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO").

                (b) The Hospital is qualified for participation in the Medicare program. Complete and accurate copies of Lessor's existing Medicare contracts for the Hospital have been furnished to Lessee. The Hospital is presently in compliance with all of the terms, conditions and provisions of such contracts.

                (c) The Hospital is qualified for participation in the Medicaid program. Complete and accurate copies of Lessor's existing Medicaid contracts for the Hospital have been furnished to Lessee. The Hospital is presently in compliance with all of the terms, conditions and provisions of such contracts.

                (d) The Hospital participates in the CHAMPUS program. The Hospital is presently in compliance in all material respects with all of the terms and conditions of such participation.

                (e) The Hospital is not in violation in any material respect of any fire code.

                (f) To Lessor's knowledge, Lessor has received no written notification that the Hospital is in violation of local building codes, ordinances or zoning laws. The building or buildings in which the Hospital is located comply in all material respects with all local building codes, ordinances and zoning laws and are in a state of good condition and repair, normal wear and tear excepted.

                (g) Lessor has furnished to Lessee is a copy of the licensure survey report of the Hospital's skilled nursing facility by the Texas Department of Health for 1999.

                (h) The Hospital is licensed by the Texas Department of Health as a general acute care hospital authorized to operate a 45-bed general acute care hospital in its existing facilities located in Ennis, Texas. To Lessor's knowledge, the Hospital is presently in compliance in all material respects with all the terms, conditions and provisions of such licenses. The facilities, equipment, staffing and operations of the Hospital satisfy, without material exception, the applicable hospital licensing requirements of the State of Texas.

           3.10 Hill-Burton Funds To the extent funds have been received on behalf of Lessor or any predecessor of Lessor to construct, improve or acquire any of the assets comprising the Hospital under the "Hill-Burton" Act, the financial obligation in respect of such funds has been fully satisfied, and Lessee shall not be required to pay, or otherwise satisfy, any amounts as a "recovery" or otherwise as a result of the consummation of the transactions contemplated by this Annex A.

           3.11 Payments. Neither Lessor nor any affiliate or representative thereof has, directly or indirectly, paid, delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any person, government official or other party with respect to the Hospital or the Business that has or is illegal under any federal, state or local law.

           3.12 No Misleading Statements. No representation or warranty by Lessor contained in the Lease or this Annex A, and no statement contained in any Schedule (including any supplement or amendment thereto) and the documents to be delivered at the Closing by or on behalf of Lessor to Lessee or any of its representatives in connection with the transactions contemplated hereby (the Schedules, including any supplement or amendment thereto, and such other documents are herein referred to, collectively, as the "Additional Documents"), and no written statement made or delivered by Lessor in connection with this Annex A or the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or, to the best of their knowledge after due inquiry, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Copies of all documents described on any Schedule hereto shall be true, correct and complete, and all descriptions of such documents shall be true and complete.

        4. Representations and Warranties. As of the date hereof Lessee represents and warrants to Lessor the following:

           4.1 Lessee Capacity Lessee is a limited partnership validly existing under the laws of the State of Texas with all requisite power and authority to own, operate and lease its properties.

           4.2 Corporate Authorization/Contract Binding The execution, delivery and performance by Lessee of the Lease and this Annex A and the other agreements and transactions contemplated hereby are within Lessee's power, are not in contravention of the terms of Lessee's Limited Partnership Agreement or any amendments thereto. No provisions exist in any document or instrument to which Lessee is a party or by which Lessee is bound which would be violated by the execution of, or the performance by Lessee, and the consummation by Lessee of the transactions contemplated by, this Annex A. This Annex A will, upon execution, constitute the valid, legal and binding obligation of Lessee, enforceable against Lessee in accordance with its terms except as such may be limited by bankruptcy and other laws of general applicability affecting sellers' and creditors' rights and general equitable principles.

        5. Covenants of Lessor. Lessor covenants and agrees as follows:

           5.1 Information Between the date of this Annex A and the Closing Date, Lessor shall afford to the officers and authorized representatives of Lessee access to the Hospital and to Lessor's books and records and will furnish to Lessee such additional financial data and other information relating to the Hospital or the Business as Lessee may from time to time reasonably request. Lessor agrees to cooperate reasonably with Lessee in Lessee's efforts (i) to make any required filings and to obtain any governmental approvals necessary in order to consummate the transactions contemplated hereby, (ii) to respond to any governmental investigation of such transactions, and (iii) to defend any legal or administrative proceedings challenging such transactions. Lessor will, upon reasonable request, cooperate with Lessee, Lessee's representatives and counsel in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transaction herein contemplated. With respect to Confidential Information provided by Lessor in connection with and relative to the transactions contemplated by this Annex A, Lessee agrees to use reasonable efforts to cause its officers, employees, representatives and agents to hold all such Confidential Information in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of Lessee's counsel, by other requirements of law, and, if requested, to return all originals and copies of any such written Confidential Information to Lessor in the event for any reason the sale of the Assets is not consummated. Subject to Lessee's disclosure obligations under federal securities laws, any release to the public of information with respect to the sale by Lessor and purchase by Lessee of the Assets will be made only in the form and manner approved by the parties and their respective representatives. Lessee agrees that it will not use, and will not knowingly permit others to use, any Confidential Information in a manner detrimental to the Business or Lessor or to their competitive disadvantage. For the purposes hereof, "Confidential Information" shall mean all information of any kind concerning Lessor, obtained, directly or indirectly, from Lessor in connection with the transactions contemplated by this Annex A except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known by Lessee to be under an obligation to Lessor to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Annex A), or (iv) which was in Lessee's possession prior to disclosure thereof to Lessee in connection herewith.

           5.2 Operations Between the date of this Annex A and the Closing Date, with respect to the ownership of the Assets and the Hospital, Lessor will:

                (a) perform in all respects Lessor's obligations under agreements, if any, relating to or affecting the Business; and

                (b) keep in full force and effect present insurance policies or other comparable insurance coverage, if any.

           5.3 Certain Changes Between the date of this Annex A and the Closing Date, Lessor will not, without the prior written consent of Lessee:

                (a) sell or agree to sell the Hospital or any portion thereof;
        or

                (b) engage in any transaction out of the ordinary course of business, including any sale, transfer, lease, encumbrance or granting of a security interest in the Hospital or any portion thereof.

           Lessor agrees to consult with Lessee with respect to entering into, renewing or terminating any contract or lease relating to the Business and will not enter into, renew or terminate any such contract or lease without the prior written consent of Lessee.

           5.4 Casualty If any material part of the Hospital is damaged so as to be rendered unusable or destroyed prior to Closing, Lessee may elect to terminate the Lease and this Annex A and all obligations of the parties hereunder.

           5.5 Best Efforts to Close Lessor shall use its best efforts to proceed toward the Closing and to cause the conditions to Closing to be met as soon as practicable and consistent with other terms contained herein. Lessor shall notify Lessee as soon as practicable of any event or matter which comes to Lessor's attention which may reasonably be expected to prevent the conditions to Lessor's obligations being met.

           5.6 Consents. Lessor will use its reasonable best efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary in the reasonable opinion of Lessee, desirable for the purpose of (i) consummating the transactions contemplated hereby, or (ii) enabling the Lessee to operate the Business after the Closing.

           5.7 Notice; Efforts to Remedy. Lessor shall promptly give written notice to Lessee upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Lessor contained or referred to in this Annex A and shall use its reasonable best efforts to prevent or promptly remedy the same.

           5.8 Supplements to Schedules. From time to time prior to the Closing, Lessor will promptly supplement or amend the Schedules prepared pursuant to
Section 3 hereof with respect to any matter hereafter arising which, if existing or occurring at the date of this Annex A, would have been required to be set forth or described in the Schedules or which is necessary to correct any information in the Schedules which has been rendered inaccurate thereby; provided, however, that upon delivery of any such supplement or amendment to the Schedules, Lessee shall have the right to terminate this Annex A by notifying Lessor of its election to so terminate.

           5.9 Non-Competition. During the term of the Lease, neither Lessor nor any of its subsidiaries or affiliates shall, directly or indirectly, (i) engage in the construction or operation of any hospital or of any other health care facility which provides services similar to the services provided by the Hospital or (ii) acquire, lease or own, serve as a member or be a shareholder of or otherwise exercise management control over a hospital or of any other health care facility which provides services similar to the services provided by the Hospital, which, in respect of (i) and (ii) above, is located within Ellis County, Texas.

        6. Covenants of Lessee. Lessee covenants and agrees as follows:

           6.1 Best Efforts to Close. Lessee shall use its best efforts to proceed toward the Closing and to cause the conditions to Closing to be met as soon as practicable and consistent with other terms contained herein. Lessee shall notify Lessor as soon as practicable of any event or matter which comes to Lessee's attention which may reasonably be expected to prevent the conditions to Lessee's obligations being met.

           6.2 Consents. Lessee will use its reasonable best efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary in the reasonable opinion of Lessee, desirable for the purpose of (i) consummating the transactions contemplated hereby, or (ii) enabling the Lessee to operate the Business in the ordinary course after the Closing.

           6.3 Notice; Efforts to Remedy. Lessee shall promptly give written notice to Lessor upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Lessee contained or referred to in this Annex A and shall use its reasonable best efforts to prevent or promptly remedy the same.

        7. Covenants of Lessor and Lessee. Lessor and Lessee covenant as follows:

           7.1 Capital Commitments. During the two years immediately following the Closing Date, Lessee shall expend no less than an aggregate of One Million Four Hundred Thousand Dollars ($1,400,000.00) for capital expenditures and physician recruitment activities in connection with the Hospital and the Business. From and after the second anniversary of the Closing Date and continuing throughout the term of the Lease, Lessee shall expend no less than an aggregate of Five Hundred Thousand Dollars ($500,000.00) per year on such matters.

           7.2 Refund of Property Taxes. In order to facilitate the making of capital improvements to and the maintenance of the Hospital, Lessor shall, during the term of the Lease, refund to Lessee any ad valorem or other similar tax or assessment levied by Lessor against the Hospital or any other tangible assets owned or leased by Lessee in connection with the Business. Lessee shall use any amounts so refunded to it by Lessor for capital improvements to or maintenance of the Hospital and, upon request from Lessor, Lessee shall provide reasonably satisfactory evidence of such use of such amounts as contemplated hereby.

        8. Indemnification.

           8.1 Indemnity by Lessee. From and after Closing, Lessee shall indemnify, defend and hold harmless Lessor and its respective officers, commissioners, employees and agents (collectively, "Lessee Indemnified Parties") from and against any and all liabilities, losses, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing and defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by any of them, directly or indirectly, as a result or arising from the following:

                (i) any inaccuracy in or breach or non-fulfillment of any of the representations, warranties, covenants or agreements made by Lessee in this Annex A or the other agreements contemplated hereby;

                (ii) any liability imposed on Lessor to the extent such liability has been expressly assumed by Lessee pursuant to this Annex A or the Assignment and Undertaking; and

                (iii) any misrepresentation in or any omission from any certificate or other document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Lessee under this Annex A.

           To be entitled to such indemnification, Lessee Indemnified Party shall give Lessee prompt written notice of any breach or of the assertion by a third party of any claim with respect to which Lessee Indemnified Party may bring a claim for indemnification hereunder, and in all events must have supplied such notice to Lessee within the period for the defense of such claims by Lessee. Lessee shall have the right, at its own expense, to defend and litigate any such third party claim, and such Lessee Indemnified Party shall cooperate in good faith with Lessee to permit Lessee to do so. Should such Lessee Indemnified Party settle or compromise any claim or matter for which an indemnity would be payable by a Lessee hereunder without the prior written consent of such Lessee, Lessee shall be relieved of any liability hereunder to such Lessee with respect to such claim or matter.

           8.2 Indemnity by Lessor. From and after the Closing, Lessor (the "Lessor Indemnifying Party") shall indemnify, defend and hold harmless Lessee and its respective officers, directors, employees, partners, and agents (collectively, the "Lessor Indemnified Parties") from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by any of them, directly or indirectly, as a result or arising out from the following:

                (i) any inaccuracy in or breach or non-fulfillment of any of the representations, warranties, covenants or agreements made by Lessor in this Annex A or the other agreements contemplated hereby;

                (ii) any liability of Lessor or liability, including without limitation professional malpractice or general liability claims and claims of liability under either the Medicare or Medicaid programs, arising out of the operation of the Business prior to the Closing which is imposed on Lessee, except to the extent such liability has been expressly assumed by Lessee pursuant to this Annex A or the Assignment and Undertaking; and

                (iii) any misrepresentation in any certificate or other document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Lessor under this Annex A.

           To be entitled to such indemnification, a Lessor Indemnified Party shall give Lessor Indemnifying Party prompt written notice of any breach or the assertion by a third party of any claim with respect to which a Lessor Indemnified Party may bring a claim for indemnification hereunder, and in all events must have supplied such notice to Lessor Indemnifying Party within the applicable period for defense of such claims by Lessor Indemnifying Party. At the request of Lessor Indemnifying Party, Lessor Indemnified Party shall contest in good faith by appropriate proceedings any claim or matter for which an indemnity may be payable by Lessor Indemnifying Party hereunder. In the alternative, Lessor Indemnifying Party shall also have the right, at its own expense, and at its option, to contest any such third party claim, and such Lessor Indemnified Party shall cooperate in good faith with Lessor Indemnifying Party to permit Lessor Indemnifying Party to do so. Should such Lessor Indemnified Party settle or compromise any claim or matter for which an indemnity may be payable by Lessor Indemnifying Party hereunder without the prior written consent of Lessor Indemnifying Party, Lessor Indemnifying Party shall be relieved of any liability hereunder with respect to such claim or matter.

           In addition to the foregoing, if any third party payor deducts any amount from payments due Lessor Indemnified Party in respect of claims against or amounts owed by Lessor Indemnifying Party, Lessor Indemnifying Party will promptly reimburse Lessor Indemnified Party for the amounts so deducted within ten (10) days after written demand therefor by Lessor Indemnified Party. Lessor Indemnified Party agrees to give prompt notice to Lessor Indemnifying Party of the assertion of any claim, formal or informal, by any third party payor for which, if deducted by such third party payor, Lessor Indemnified Party would be entitled to reimbursement by Lessor Indemnifying Party hereunder and will cooperate in good faith, at no out-of-pocket cost to Lessor Indemnified Party, with Lessor Indemnifying Party to permit Lessor Indemnifying Party to mitigate the amount of any such claim by any such third party payor.

        9. Conditions Precedent to Obligations of Lessee. The obligations of Lessee hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Lessee:

           9.1 Representations/Warranties. The representations and warranties of Lessor contained in this Annex A shall be true and correct as of the Closing Date; and the covenants and conditions of this Annex A to be complied with or performed by Lessor on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

           9.2 Opinion of Lessor's Counsel. Lessee shall have received an opinion from McCarty, Wilson & Mash, P.C., counsel to Lessor, dated as of the Closing Date and addressed to Lessee, to the effect that: (i) Lessor is a validly existing political subdivision of the State of Texas; (ii) Lessor has full power and authority to make, execute, deliver and perform the Lease and this Annex A, and all proceedings required to be taken by Lessor to authorize the execution and performance of the Lease and this Annex A, and to sell, convey, assign, transfer and deliver the Assets as herein contemplated have all been duly taken and in accordance with any applicable Sunshine Law; (iii) the Lease and this Annex A and all, assignments and other instruments of conveyance and transfer delivered hereunder constitute the valid and binding obligations of Lessor, enforceable in accordance with their terms, subject to bankruptcy and other similar laws affecting creditors' rights and debtors' relief generally and subject to general principles of equity; (iv) neither the execution and delivery of the Lease and this Annex A nor the consummation of the asset sale transaction herein contemplated conflicts with, or results in a breach of, any resolution or act or governing instrument of Lessor or any material agreement or instrument known to Lessor's counsel to which Lessor is a party or by which Lessor or the Assets are bound; and (v) such other matters as may be reasonably requested by Lessee.

           9.3 Pre-Closing Confirmations. Lessee shall have obtained documentation or other evidence confirming the following:

                (a) confirmation and effective transfer or re-issuance of the appropriate licensure of the Hospital if and to the extent required by the State of Texas for its operation after Closing; and

                (b) confirmation of Medicare and Medicaid certification of the Hospital if and to the extent required for its continued operation after Closing.

           9.4 Action or Proceeding. No action, proceeding, investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against Lessor or Lessee which seeks injunctive relief in anticipation of the Lease or the sale of the Assets and may reasonably be expected to prohibit the Lease or the sale of the Assets or seeks damages in a material amount by reason of the consummation of such Lease or sale.

           9.5 Schedules. Lessee shall have been furnished with those Schedules enumerated on the Table of Schedules updated to the most recent practicable date prior to Closing to the extent of any changes therein to which Lessor has knowledge and Lessee shall not have expressed reasonable objection to Lessor in writing with respect thereto.

           9.6 Consents; Licenses. All notices to, and consents, authorizations, approvals and waivers from, third parties required for Lessor to consummate the transactions contemplated hereby or required in connection with Lessor's assignment and Lessee's assumption of any Contract or Lease shall have been made and obtained. Lessee shall have reason to believe that the Texas Department of Health shall issue to Lessee promptly after the Closing a license to operate the Hospital.

           9.7 Proceedings and Documents Satisfactory. Lessee shall have received such certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to it and its counsel. All proceedings in connection with the purchase of the Assets set forth herein and all certificates and documents delivered to Lessee pursuant to this Annex A shall be reasonably satisfactory in form and substance to Lessee and its counsel acting reasonably and in good faith.

           9.8 Delivery of Certain Documents. At the Closing, Lessor shall have delivered to Lessee all documents, agreements and instruments contemplated by
Section 2.2.

           9.9 Environmental Survey. Lessee shall have obtained, at its sole expense, environmental assessments, satisfactory in form and substance, with respect to the real property.

           9.10. Indigent Care. Lessee shall have received satisfactory evidence that, from and after the Closing, the Hospital will benefit at an appropriate level from the existing Ellis County program for the funding of indigent care.

        10. Conditions Precedent to Obligations of Lessor. The obligations of Lessor hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Lessor:

           10.1 Representations/Warranties. The representations and warranties of Lessee contained in this Annex A shall be true and correct as of the Closing Date; and the covenants and conditions of this Annex A to be complied with or performed by Lessee on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

           10.2 Opinion of Lessee's Counsel. Lessor shall have received from Waller Lansden Dortch & Davis, A Professional Limited Liability Company, counsel to Lessee, an opinion dated as of the Closing Date and addressed to Lessor, in form and substance satisfactory to Lessor to the effect that: (i) Lessee is a limited partnership validly existing under the laws of the State of Texas; (ii) the execution, delivery and performance of the Lease and this Annex A has been duly authorized by all requisite action; (iii) Lessee has full power and authority to make, execute, deliver and perform the Lease and this Annex A, and all proceedings required to be taken by Lessee to authorize the execution and performance of the Lease and this Annex A as herein contemplated have all been duly and properly taken; (iv) the Lease and this Annex A constitute valid and binding obligations of Lessee, enforceable in accordance with their terms, subject to bankruptcy and other similar laws affecting creditors' rights or debtors' relief generally and subject to general principles of equity; and (v) neither the execution and delivery of the Lease and this Annex A, nor the consummation of the transactions therein or herein contemplated, nor the compliance and fulfillment of the terms and conditions thereof or hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Certificate of Limited Partnership or Limited Partnership Agreement of Lessee or any agreement or instrument known to Lessee's counsel to which Lessee is a party or by which Lessee is bound or affected. Lessee's counsel's opinion may state that such counsel is not admitted to practice in any state other than the State of Tennessee and may be limited to the Texas Revised Uniform Limited Partnership Act, the laws of the State of Tennessee and the federal laws of the United States. To the extent any other law governs any of the matters described above, Lessee's counsel may assume that such governing law is identical to that of the State of Tennessee.

           10.3 Action or Proceeding. No action, proceeding, investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against Lessee or Lessor which seeks injunctive relief in anticipation of the sale of the Assets and may reasonably be expected to prohibit the sale of the Assets to Lessee or seeks damages in a material amount by reason of the consummation of such sale.

            10.4 Proceedings and Documents Satisfactory. Lessor shall have received such certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to it and its counsel. All proceedings in connection with the purchase of the Assets set forth herein and all certificates and documents delivered to Lessor pursuant to this Annex A shall be reasonably satisfactory in form and substance to Lessor and its counsel acting reasonably and in good faith.

            10.5 Delivery of Certain Documents. At the Closing, the Lessee shall have delivered to Lessor all documents, agreements and instruments contemplated by Section 2.3.

            10.6 Guaranty. Lessor shall have received a guaranty agreement from PHC, in form and substance reasonably satisfactory to Lessor, pursuant to which PHC shall guarantee the monetary obligations of Lessee under the Lease and this Annex A.

        11. General

            11.1 Appendices, Schedules and Other Instruments. Each Appendix, Schedule and Certificate, if any, to this Annex A shall be considered a part hereof as if set forth herein in full.

            11.2 Pre-Closing Access. In addition to Lessor's covenants in
Section 5.1, Lessor shall give Lessee, its accountants, its counsel, and other representatives reasonable access to the premises, books and records, and offices of the Hospital, and make such information in respect thereof as Lessee may reasonably request available to Lessee, as may be necessary for Lessee to examine the Assets being acquired. No such inspection by Lessee shall interfere with Lessor's conduct of business in the ordinary course.

            11.3 Additional Assurances. The provisions of this Annex A shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonably necessary to effectuate this Annex A.

            11.4 Consents, Approvals and Discretion. Whenever this Annex A requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

            11.5 Choice of Law. THE PARTIES AGREE THAT THIS ANNEX A SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

            11.6 Benefit; Assignment. Subject to the provisions herein to the contrary, this Annex A shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Annex A without the prior written consent of the other party.

            11.7 Brokerage. Lessor on one hand and Lessee on the other hand agree to indemnify the other parties from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

            11.8 Cost of Transaction. Whether or not the transactions contemplated hereby shall be consummated, the parties agree as follows: (i) Lessor will pay the fees, expenses, and disbursements of Lessor and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Lessee shall pay the fees, expenses and disbursements of Lessee and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto. Lessor shall pay any transfer taxes and recording fees resulting from the consummation of the transactions contemplated hereby.

            11.9 Waiver. The waiver by either party of a breach or violation of any term or provision of this Annex A shall not operate as, or be construed to be, a waiver of any subsequent breach of the same provision by any party or of the breach of any other term or provision of this Annex A. The delay or a failure of a party to transmit any written notice hereunder shall not constitute a waiver by such party of any default hereunder or of any other or further default under this Annex A except as may expressly be provided for by the terms of this Annex A.

            11.10 Interpretation. Each of the parties has agreed to the use of the particular language of the provisions of this Annex A including all attached Appendices and Schedules, and any questions of doubtful interpretation shall not be resolved by any rule or interpretation against the draftsman but rather in accordance with the fair meaning thereof, having due regard to the benefits and rights intended to be conferred upon the parties hereto and the limitations and restrictions upon such rights and benefits intended to be provided.

            11.11 Notice. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be in writing and shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

                  Lessor:               The City of Ennis, Texas
                                        P.O. Box 220, 115 West Brown
                                        Ennis, Texas 75120
                                        Attention: Mr. Steve Howerton

                  With a copy to:       McCarty Wilson & Mash, P.C.
                                        107 South Gaines Street
                                        Ennis, Texas 75119
                                        Attention: Toby L. Mash, Esq.

                  Lessee:               PRHC-ENNIS, LP
                                        c/o Province Healthcare Company
                                        105 Westwood Place, Suite 400
                                        Brentwood, Tennessee 37027
                                        Attention: Chief Executive Officer

                  With a copy to:       Waller Lansden Dortch & Davis
                                        511 Union Street, Suite 2100
                                        Nashville, Tennessee 37219
                                        Attention: George W. Bishop III, Esq.

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

            11.12 Severability. In the event any provision of this Annex A is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Annex A, which shall be in full force and effect, enforceable in accordance with its terms, including, without limitation, those terms which contemplate or require the further agreements of the parties. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Annex A provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

            11.13 Gender and Number. Whenever the context of this Annex A requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

            11.14 Divisions and Headings. The divisions of this Annex A into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Annex A.

            11.15 Consented Assignment. Anything contained herein to the contrary notwithstanding, this Annex A shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Lessor thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Lessor's rights thereunder so that Lessee would not in fact receive all such rights, Lessor shall cooperate in any reasonable arrangement designed to provide for Lessee the benefit under any such claims, rights, contracts, licenses, leases, commitments, sales orders or purchase orders, including, without limitation, enforcement, at no out-of-pocket cost to Lessor, of any and all rights of Lessor against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

            11.16 Survival. All statements made by the parties hereto herein or in the Schedules or in any other document, instrument, certificate, exhibit or list delivered to each other hereunder by or on behalf of parties hereto shall be deemed representations and warranties of the parties hereto regardless of any investigation made by or on behalf of Lessee. Furthermore, the representations, warranties, covenants and agreements made by the parties herein shall survive the Closing.

            11.17 Entire Agreement; Amendment. This Annex A supersedes all prior contracts, understandings and agreements, whether written or oral, and constitutes the entire agreement of the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically included herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Annex A, the parties rely solely upon the representations and agreements contained in this Annex A and no others. No terms, conditions, warranties, or representations, other than those contained herein and no amendments or modifications hereto, shall be binding unless made in writing and signed by the party to be charged.

            11.18 Counterparts. This Annex A may be executed in multiple originals or counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            11.19 No Third Party Beneficiary. The terms and provisions of the Lease and this Annex A are intended solely for the benefit of the Lessor and Lessee and their respective successors and permitted assigns, and are not intended to confer third-party beneficiary rights upon any other person or entity.

        IN WITNESS WHEREOF, the parties hereto have caused this Annex A to be executed in multiple originals by their duly authorized officers, all as of the day and year first above written.

                                         LESSOR:

                                         THE CITY OF ENNIS, TEXAS

                                         By: /s/ Steve Howerton
                                             ------------------------------
                                         Name: Steve Howerton
                                               ----------------------------
                                         Title: City Manager
                                                ---------------------------

                                         LESSEE:

                                         PRHC-ENNIS, LP

                                         BY: PRHC-ENNIS GP, INC.
                                             Its General Partner

                                         By:    /s/ James Thomas Anderson
                                                ---------------------------
                                         Name:  James Thomas Anderson
                                                ---------------------------
                                         Title: Senior Vice President
                                                ---------------------------